UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 20, 2005


                          THE CHILDREN'S INTERNET, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    000-29611
                                    ---------
                                   File Number


                   NEVADA                                20-1290331
                  ------                                 ----------
        (State or other jurisdiction                 (I.R.S. Employer
      of incorporation or organization)              Identification No.)


                          5000 Hopyard Road, Suite 320
                              Pleasanton, CA 94588
                     ---------------------------------------
               (Address of principal executive offices) (Zip Code)


                  Registrant's telephone number (925) 737-0144

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ITEM 4.02(a). Non-Reliance on Previously Issued Financial Statements

See Item 8.01 below for a full discussion.

Item 8.01 Other Events

On April 20, 2005, the Company's Board of Directors concluded that due to an error, the Company's previously issued financial statements for the fiscal years ended December 31, 2003 and 2002 and such interim periods covered thereby and for the interim quarterly periods in fiscal 2004 should no longer be relied upon. This conclusion is based upon the fact that an agreement between the Company and five stockholders dated October 11, 2002 regarding the issuance by the Company of shares of the Company's restricted common stock has not previously been disclosed by the Company or included as an exhibit in its prior filings made with the Securities and Exchange Commission. This matter has been discussed by the Company's Board of Directors with the Company's registered independent public accounting firm. The impact of this agreement will be reflected in the Company's 2004 audited financial statements, and may result in a restatement of its 2003 and 2002 audited financial statements and any interim periods through 2004. The amount and extent of any such restatements has not been quantified.

On March 31, 2005, the Company filed a Form 12b-25 with the Securities and Exchange Commission for a 15-day extension of the March 31, 2005 filing deadline for its 2004 Annual Report on Form 10-KSB. Although the Company believed that it would be able to complete and file its Annual Report on Form 10-KSB within the 15-day extension period, it was unable to do so due to the factors described herein. The Company and its auditors are working diligently to resolve this matter and complete the Company's audited financial statements for the year ended December 31, 2004 so that the Company's Form 10-KSB and all required restatements can be filed as expeditiously as possible.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               THE CHILDREN'S INTERNET, INC.


Date: April 20, 2005           By: /s/ Sholeh Hamedani
                                   ------------------------------------------
                                   Sholeh Hamedani, CEO